UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

Hansen Natural Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

550 Monica Circle Suite 201

Corona, California 92880

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 25, 2008 Hansen Natural Corporation (“Hansen” or the “Company”) entered into a Stipulation and Agreement of Settlement (the “Stipulation”) that provides for the settlement and dismissal of two shareholder derivative actions pending in each of the federal District Court for the Central District of California, styled In re Hansen Natural Corporation Derivative Litigation (No. ED CV 07-37 JFW (PLAx)), and the Chancery Court of Delaware, New Castle County, styled Alama v. Sacks (No. 2978-VCP) (the “Settlement”). The two shareholder derivative actions allege, among other things, that by improperly dating certain Hansen stock option grants, defendants breached their fiduciary duties, wasted corporate assets, unjustly enriched themselves and violated federal and California statutes.

The Stipulation was filed with the U.S. District Court for the Central District of California on February 25, 2008. The Settlement is subject to U.S. District Court approval following a hearing at which shareholders will have the opportunity to object. The District Court will then decide whether to approve the Settlement as fair, adequate and in the best interest of Hansen’s shareholders. There can be no guarantee that the Settlement will be finalized and receive the required approval from the District Court.

As part of the Settlement, the Company has agreed to maintain certain previously adopted changes relating to its stock option granting procedures, and to adopt certain other changes in its procedures and corporate governance practices (the “Corporate Reforms”). The Company has agreed to keep these Corporate Reforms in place for a period of at least two years, subject to certain conditions. The Settlement further provides for plaintiffs’ counsel to apply to the Court for an award of attorneys’ fees in the amount of $437,500. All attorneys’ fees will be paid exclusively by the Company’s insurance carrier. Under the Settlement, plaintiffs will give a full release on behalf of the Company and its shareholders covering all claims that were or could have been brought in the two shareholder derivative actions as well as all claims that arise out of or are based upon or relate to the allegations, transactions, or facts involved in the complaints filed in those actions. The defendants make no admission of wrongdoing under the Settlement and expressly deny each and every claim and allegation made against them in the derivative actions, including, but not limited to, any allegation of manipulation or illegal backdating of stock options. The Company believes that the Settlement is in the best interests of the Company and its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date: February 27, 2008	/s/ Hilton H. Schlosberg

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Hilton H. Schlosberg

Vice Chairman of the Board of Directors,

President and Chief Financial Officer